UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2025
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 26, 2025, Resources Connection, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Circumference Group Holding LLC and certain of its affiliates, including Jeffrey H. Fox, a director of the Company (collectively, “Circumference Group”).
Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) agreed, on and subject to the terms and conditions set forth in the Cooperation Agreement, to appoint Mr. Fox to the Board as a Class III director, with an initial term expiring at the Company’s 2027 annual meeting of the stockholders (the “2027 Annual Meeting”).
Also pursuant to the Cooperation Agreement, Mr. Fox will serve as a member of the Board’s Compensation Committee, and shall be considered for membership on other committees of the Board in the same manner as other independent members of the Board.
The Cooperation Agreement further provides, among other things, that:
•During the term of the Cooperation Agreement, Circumference Group will be subject to customary standstill restrictions, including among other things (in each case on the terms and subject to the exceptions set forth in the Cooperation Agreement) with respect to acquiring beneficial ownership (including notional shares associated with derivatives) in the aggregate of more than 9.9% of the Company’s common stock, nominating or recommending for nomination any persons for election to the Board, submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign).
•During the term of the Cooperation Agreement, Circumference Group will vote all of its shares of the Company’s common stock at all annual and special meetings (that it has the right to vote as of the applicable record date for such meeting) as well as in any consent solicitations of the Company’s stockholders (1) in favor of the slate of directors recommended by the Board, against or withhold from voting in favor of the election of any director nominee not approved, recommended and nominated by the Board for election and (unless recommended by the Board) against any removal of any director of the Board and (2) in accordance with the Board’s recommendation for any other matter; provided that Circumference Group will be permitted to vote in its sole discretion (i) on any proposals relating to an “Extraordinary Transaction” (defined in the Cooperation Agreement to include, among other things, certain change of control transactions or the sale of substantially all of the Company’s assets) and (ii) on any other proposal (other than the election or removal of directors) if Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC recommends a vote (or the giving or withholding of a consent) inconsistent with the recommendation of the Board.
•Each party agrees to customary mutual non-disparagement provisions.
•Each party agrees not to institute any lawsuit against the other party, subject to certain exceptions including the seeking of remedies for a breach of the Cooperation Agreement.
•The Cooperation Agreement will terminate on the earliest to occur of (1) 30 days prior to the director nomination notice deadline for the 2027 Annual Meeting, (2) 30 days prior to the second anniversary of the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2025 annual meeting of the stockholders (the “2025 Annual Meeting”), (3) the closing of an Extraordinary Transaction and (4) 30 days following the earlier of (i) the later of (A) the Company’s 2026 annual meeting of stockholders and (B) any resignation by Mr. Fox from the Board, (ii) the removal of Mr. Fox from the Board or (iii) the Board making any proposal to remove Mr. Fox from the Board.

The summary above is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
On June 24, 2025, the Board appointed Mr. Fox to the Board as a Class III director pursuant to the Cooperation Agreement described above in Item 1.01, effective June 26, 2025, to serve until his successor is duly elected and qualified. Also on June 24, 2025, the Board appointed Filip Gydé to the Board as a Class I director, effective June 26, 2025, to serve until his successor is duly elected and qualified. The Board also appointed Mr. Fox and Mr. Gydé to serve as members of the Company’s Compensation Committee. The Board has determined that each of Mr. Fox and Mr. Gydé is an independent director under applicable listing standards of The Nasdaq Stock Market LLC for service on the Board and that each of Mr. Fox and Mr. Gydé meet the additional independence and qualification requirements for compensation committee members under the Nasdaq Marketplace Rules and the Securities Exchange Act of 1934, as amended.
As non-employee directors, Mr. Fox and Mr. Gydé will receive compensation in the same manner as the Company’s other non-employee directors in accordance with the Company’s director compensation policy, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 25, 2023, filed with the Securities and Exchange Commission on April 6, 2023.
Each of Mr. Fox and Mr. Gydé will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2008, filed with the Securities and Exchange Commission on July 30, 2008.
Other than in connection with the Cooperation Agreement with respect to Mr. Fox, there is no arrangement or understanding between either Mr. Fox or Mr. Gydé and any other persons pursuant to which each was appointed as a director, and neither Mr. Fox nor Mr. Gydé has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Also on June 30, 2025, the Company announced that, as part of the Board’s refreshment process, Anthony Cherbak and Neil Dimick will retire from the Board at the 2025 Annual Meeting; however each intend to remain on the Board for the remainder of their current term. These decisions were not related to any disagreement with the Company on any matter relating to its operations, policies, or practices.
Item 7.01 Regulation FD Disclosure.
On June 30, 2025, the Company issued a press release regarding the matters described above, which is furnished as Exhibit 99.1 to this report.
This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1
Cooperation Agreement, dated June 26, 2025, by and among Resources Connection, Inc., Circumference Group Holdings LLC, Circumference Group LL, CG Core Value GP LLC, CG Core Value Fund LP and Jeffery H. Fox

99.1	Press Release entitled “RGP Announces Board Refreshment,” issued June 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: June 30, 2025	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer